Exhibit 4.2

AMENDMENT
TO THE
POOLING AND SERVICING AGREEMENTS

Amendment, dated as of November 1, 2007 (the “Amendment”), to the Pooling and Servicing Agreements (the “Agreements”) listed on Schedule I hereto, each among NovaStar Mortgage Funding Corporation (the “Company” or the “Depositor”, as applicable), NovaStar Mortgage, Inc., as seller or sponsor and servicer (the “Sponsor” and “Servicer”), U.S. Bank National Association, as certificate administrator or custodian, as applicable (the “Custodian”), and The Bank of New York, as trustee (the “Trustee”) and as co trustee (the “Co-Trustee”) as applicable. Capitalized terms used and not defined herein shall have the meaning set forth in the Agreements and Appendix A thereto.

WHEREAS, the parties hereto have entered into the Agreements;

WHEREAS, the purpose of this Amendment is to cure certain ambiguities in the wording of each Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreements pursuant to Section 12.01 thereof as follows:

1.	Revised Section 7.02(a).

In Section 7.02(a) of each Agreement, the following sentence shall be added as the third to last sentence of such section:

“In accordance with any successor Servicer not being liable for any acts or omissions of any predecessor Servicer, the Servicing Defaults set forth in subsections 7.01(a)(v), 7.01(a)(vi) and 7.01(a)(vii) shall apply to a successor Servicer that succeeds to the servicing of the Mortgage Loans pursuant to this Agreement including, without limitation, Sections 3.28, 6.02, 6.04, 7.01 or 7.02 herein, only in the event of any withdrawal or downgrade by two or more levels (i.e., from "Above Average" to "Below Average" or the equivalent) of such successor Servicer’s rating as of the date of such succession, that results in a downgrade, qualification or withdrawal of the rating assigned to any Class of Certificates by any Rating Agency.”

Condition to Effectiveness.

As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 12.01 of each Agreement has been received by the parties hereto, and the written consent of the Class A-1 Insurer has been obtained with respect only to the Pooling and Servicing Agreement identified in item 7 on the attached Schedule I.

2.	Effect of Amendment.

This Amendment to the Agreements shall be effective and the Agreements shall be deemed to be modified and amended in accordance herewith as of the date hereof. The respective rights, limitations, obligations, duties, liabilities and immunities of the Company, the Sponsor, the Servicer, the Custodian and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreements for any and all purposes. The Agreements, as amended hereby, are hereby ratified and confirmed in all respects.

3.	The Agreements in Full Force and Effect as Amended.

Except as specifically amended hereby, all the terms and conditions of the Agreements shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreements. All references to the Agreements in any other document or instrument shall be deemed to mean the Agreements as amended by this Amendment.

4.	Counterparts.

This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.

5.	Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

2

IN WITNESS WHEREOF, the Sponsor, the Servicer, the Depositor, the Trustee, the Co-Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:___/s/ Glenn Minkoff _______________
Name: Glenn Minkoff
Title: Director

WACHOVIA BANK, N.A.
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:___/s/ Andrew W. Riebe _____________
Name: Andrew W. Riebe
Title: Director

WACHOVIA CAPITAL MARKETS, LLC
hereby consents to the foregoing Amendment as lender under certain financing facilities:

By:___/s/ Scott Shuman _________________
Name: Scott Shuman
Title: Vice President

WACHOVIA INVESTMENT HOLDINGS, LLC
hereby consents to the foregoing Amendment as lender under
certain financing facilities:

By:____/s/ Goetz Rokahr ________________
Name: Goetz Rokahr
Title: Vice President

NOVASTAR MORTGAGE FUNDING CORPORATION,
as Depositor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

NOVASTAR MORTGAGE, INC.,
as Servicer and as Sponsor

By: /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By: /s/ Corinne Rhode
Name: Corinne Rhode
Title: Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Trustee

By: /s/ Andrew M. Cooper
Name: Andrew M. Cooper
Title: Assistant Vice President

THE BANK OF NEW YORK, not in its individual capacity but solely as Co-Trustee

By: /s/ Andrew M. Cooper
Name: Andrew M. Cooper
Title: Assistant Vice President

[Signature Page for Omnibus Amendment
to the Pooling and Servicing Agreements - Section 7.02]

Schedule I

POOLING AND SERVICING AGREEMENTS

1.
Pooling and Servicing Agreement dated as of September 1, 2002, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as certificate administrator and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

2.
Pooling and Servicing Agreement dated as of February 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

3.
Pooling and Servicing Agreement dated as of June 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

4.
Pooling and Servicing Agreement dated as of September 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

5.
Pooling and Servicing Agreement dated as of November 1, 2003, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

6.
Pooling and Servicing Agreement dated as of March 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

7.
Pooling and Servicing Agreement dated as of June 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

8.
Pooling and Servicing Agreement dated as of September 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK), as trustee.

9.
Pooling and Servicing Agreement dated as of November 1, 2004, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian and THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION) as trustee.

10.
Pooling and Servicing Agreement dated as of February 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

11.
Pooling and Servicing Agreement dated as of May 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

12.
Pooling and Servicing Agreement dated as of September 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

13.
Pooling and Servicing Agreement dated as of December 1, 2005, among NOVASTAR MORTGAGE FUNDING CORPORATION, as company, NOVASTAR MORTGAGE, INC., as servicer and as seller, U.S. BANK NATIONAL ASSOCIATION (as successor to WACHOVIA BANK, NATIONAL ASSOCIATION), as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

14.
Pooling and Servicing Agreement dated as of June 1, 2006, among NOVASTAR MORTGAGE FUNDING CORPORATION, as depositor, NOVASTAR MORTGAGE, INC., as servicer and as sponsor, U.S. BANK NATIONAL ASSOCIATION, as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.

15.
Pooling and Servicing Agreement dated as of June 1, 2006, among NOVASTAR MORTGAGE FUNDING CORPORATION, as depositor, NOVASTAR MORTGAGE, INC., as servicer and as sponsor, U.S. BANK NATIONAL ASSOCIATION, as custodian, THE BANK OF NEW YORK (as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION), as trustee and THE BANK OF NEW YORK (as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION), as co-trustee.